Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of
the Sarbanes-Oxley Act of 2002

In connection with the attached Report of John Hancock Sovereign Bond Fund (the “registrant”) on Form N-CSR to be filed with the Securities and Exchange Commission (the "Report"), each of the undersigned officers of the registrant does hereby certify that, to the best of such officer's knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant as of, and for, the periods presented in the Report.

/s/ Keith F. Hartstein
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Keith F. Hartstein
President and Chief Executive Officer

Dated: January 23, 2009

/s/ Charles A. Rizzo
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Charles A. Rizzo
Chief Financial Officer

Dated: January 23, 2009

A signed original of this written statement, required by Section 906, has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.